Post-Qualification Offering Circular Amendment No. 1

File No. 024-10496

PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Dated: January 6, 2016

This Post-Qualification Offering Circular Amendment No. 1 (this “Offering Circular Amendment No. 1”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015 (the “Offering Circular”) and supplemented on December 30, 2015 (the “Supplement”), to revise a risk factor, to withdraw the offering of those securities covered by the Supplement, and to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular.

This Offering Circular Amendment No. 1 relates to the offer and sale of up to an additional $659,500 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). We own and operate a web-based investment platform (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 214, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is 3355 Lenox Road, Suite 750, Atlanta, GA 30326, and the telephone number for this location is (678) 701-1194. Our Platform is accessible at www.groundfloor.us.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Developer. This Offering Circular Amendment No. 1 relates to the offer and sale of nine separate series of LROs corresponding to the same number of Projects for which we intend to extend Loans described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” beginning on page 4 and page 91 of the Offering Circular, “The LROS Covered by this Offering Circular,” and “Project Summaries” below for the specific terms of the nine series of LROs covered by this Offering Circular Amendment No. 1.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence offering each series of LROs promptly after the date this Offering Circular Amendment No. 1 is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular Amendment No. 1 will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. This Offering Circular Amendment No. 1 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10	N/A	$10	N/A
Total Minimum	$25,000	N/A	$25,000	N/A
Total Maximum	$659,500	N/A	$659,500	N/A

(1) We estimate all expenses for this Offering to be approximately $10,000, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular Amendment No. 1.

1

Incorporation by Reference of Offering Circular

All of the information contained in Part II of the Offering Circular, including the Financial Statements beginning on page F-1, the Project Summaries beginning on page PS-1, and the form of LRO Agreement beginning on page LRO-1 thereof , is incorporated by reference herein. The Offering Circular is amended as set forth below.

Revised Risk Factor

The following risk factor (included on page 24 of the Offering Circular) is replaced, in its entirety, as follows:

We have entered into material transactions with our promoters.

Since inception, we have entered into certain material transactions involving our officers, directors and principal shareholders (collectively, the “Promoters”). For instance, certain affiliates and family members of our directors have participated in the Series Seed Financing, the Bridge Financing, and the Series A Financing (each as defined below). We have adopted a policy that a majority of our disinterested Independent Directors (as defined below) must approve any loan to or on behalf of, or other material affiliated transaction involving, our Promoters. However, we have lacked sufficient disinterested Independent Directors to approve the prior material affiliated transactions listed above at the time each was consummated and may choose to enter into transactions in the future for which we lack sufficient disinterested Independent Directors. See “Interest of Management and Others in Certain Transactions” and “Transactions with Promoters” below.

The LROS Covered by this Offering Circular

The Supplement was filed to amend the terms of four series of the LROs originally set forth in the Offering Circular (the “Amended LROs”). We have not commenced offering any of the Amended LROs and will not commence any such offering in the future. Upon qualification of this Offering Circular Amendment No. 1 (and without any future notice to investors or action on our behalf), the Amended LROs will be withdrawn from the offering covered by the Offering Circular.

The following tabular information is added under “The LROs Covered by this Offering Circular” on pages 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 11240 Hickock Lane, Lusby, MD 20657
Developer (borrowing entity): Zane Development Company
Aggregate Purchase Amount of the LRO: $80,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 11240 Hickock Lane, Lusby, MD 20657	• Loan Principal: $80,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 211 1st Street, Woodstock, GA 30188
Developer (borrowing entity): Total 360, LLC
Aggregate Purchase Amount of the LRO: $40,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 211 1st Street, Woodstock, GA 30188	• Loan Principal: $40,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

2

Series of LRO/Project Name: 914 Windemere Circle, Maryville, TN 37803
Developer (borrowing entity): Res Development Company
Aggregate Purchase Amount of the LRO: $35,000	Expected Return Rate of the LRO: 13% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 914 Windemere Circle, Maryville, TN 37803	• Loan Principal: $35,000 • Interest Rate: 13% and Grade: C • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 3195 Betty Circle, Decatur, GA 30032
Developer (borrowing entity): Hauszwei LLC
Aggregate Purchase Amount of the LRO: $25,000	Expected Return Rate of the LRO: 7% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 3195 Betty Circle, Decatur, GA 30032	• Loan Principal: $25,000 • Interest Rate: 7% and Grade: A • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 218 East Hanover Street, Trenton, NJ 08608
Developer (borrowing entity): Kerrigan Construction, LLC
Aggregate Purchase Amount of the LRO: $59,500	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 218 East Hanover Street, Trenton, NJ 08608	• Loan Principal: $59,500 • Interest Rate: 9.6% and Grade: A • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 53 Harrison Lane, Dallas, GA 30132
Developer (borrowing entity): Georgia House Buyers Inc.
Aggregate Purchase Amount of the LRO: $105,000	Expected Return Rate of the LRO: 9.2% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: New Construction • Address/Location of Project: 53 Harrison Lane, Dallas, GA 30132	• Loan Principal: $105,000 • Interest Rate: 9.2% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

3

Series of LRO/Project Name: 70 Harrison Lane, Dallas, GA 30132
Developer (borrowing entity): Georgia House Buyers Inc.
Aggregate Purchase Amount of the LRO: $105,000	Expected Return Rate of the LRO: 9.2% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: New Construction • Address/Location of Project: 70 Harrison Lane, Dallas, GA 30132	• Loan Principal: $105,000 • Interest Rate: 9.2% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 175 Timothy Drive, Dallas, GA 30132
Developer (borrowing entity): Georgia House Buyers, Inc.
Aggregate Purchase Amount of the LRO: $105,000	Expected Return Rate of the LRO: 9.2% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: New Construction • Address/Location of Project: 175 Timothy Drive, Dallas, GA 30132	• Loan Principal: $105,000 • Interest Rate: 9.2% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 244 Timothy Drive, Dallas, GA 30132
Developer (borrowing entity): Georgia House Buyers Inc.
Aggregate Purchase Amount of the LRO: $105,000	Expected Return Rate of the LRO: 9.2% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: New Construction • Address/Location of Project: 244 Timothy Drive, Dallas, GA 30132	• Loan Principal: $105,000 • Interest Rate: 9.2% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

For purposes of the Offering, all references to the aggregate amount of LROs to be offered and sold in the Offering shall be deemed to refer to$659,500 and the number of series of LROs covered by the Offering shall be deemed to refer to the nine separate series of LROs covered by this Offering Circular Amendment No. 1, corresponding to the same number of Projects for which we intend to extend Loans.

4

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional nine Projects covered by this Offering Circular Amendment No. 1 for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

Series of LRO/Project	Aggregate Purchase Amount/Loan Principal
11240 Hickock Lane, Lusby, MD 20657	$80,000
211 1st Street, Woodstock, GA 30188	$40,000
914 Windemere Circle, Maryville, TN 37803	$35,000
3195 Betty Circle, Decatur, GA 30032	$25,000
218 East Hanover Street, Trenton, NJ 08608	$59,500
53 Harrison Lane, Dallas, GA 30132	$105,000
70 Harrison Lane, Dallas, GA 30132	$105,000
175 Timothy Drive, Dallas, GA 30132	$105,000
244 Timothy Drive, Dallas, GA 30132	$105,000
Total	$659,500

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-9.

5

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 1

PROJECT SUMMARY | 11240 HICKOCK LANE, LUSBY, MD 20657

C



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	54%	$80,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$80,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Zane Development Company
Erik Carey - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$148,000
$63,000
Total Project Costs
$85,000
GROUNDFLOOR
$80,000
$5,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$70,000	Loan To ARV	54%
Purchase Date	TBD	Loan To Total Project Cost	94%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
2
4
Skin-in-the-Game
1
10
Location
3
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$148,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Taylors Island
Lusby
Google

Address: 11240 HICKOCK LANE, LUSBY, MD 20657

The loan proceeds will be used to complete an extensive renovation of the property. The property will be marketed and sold upon completion of the renovation.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been seen yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the borrower will close on the acquisition at this price. However, the borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The acquisition will be subject to a clean title search, and the resolution of any title or tax issues.
- The renovation may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

ZANE DEVELOPMENT COMPANY

DATE OF FORMATION ★

06/01/2006

FINANCIAL DATA
Reporting date: 01/01/2016

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$475K	$0	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
6	$800K	30%

PRINCIPAL

Erik Carey

FOCUS

Residential Fix and Flip and Buy and Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2014

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
4	$200K	2 months	$120K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 211 1ST STREET, WOODSTOCK, GA 30188



C

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
13.4%	12 months	44.4%	$40,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$40,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Total 360, LLC
Dwayn Freier - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$90,000
$25,000
Total Project Costs
$65,000
GROUNDFLOOR
$40,000
$25,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$13,500	Loan To ARV	44.4%
Purchase Date	03/13/2013	Loan To Total Project Cost	61%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
6
10
Quality of Valuation Report
1
4
Skin-in-the-Game
6
10
Location
3
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$90,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Holly Springs
Milton
Kennesaw
Roswell
Google

Address: 211 1ST STREET, WOODSTOCK, GA 30188

The property was purchased by the borrower in 2013. The loan proceeds will be used to finance an extensive renovation of the property to prepare it for sale.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The Borrower is also a general contractor, and the financial information in the Borrower Summary reflects many projects undertaken as a general contractor.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

TOTAL 360, LLC

DATE OF FORMATION ★

12/09/2011

FINANCIAL DATA — Reporting date: 01/01/2016

Value of Properties	Total Debt
$13.5K	$0
Unsold Inventory	**Aged Inventory**
0	0

PROJECTS / REVENUE — Reporting period: 2015

Completed Projects	Revenue
25	$266K
Gross Margin %	
30%	

PRINCIPAL

Dwayn Freier

FOCUS

Residential General Contractor

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES — Reporting period: three years ending 2014

Completed Projects Per Year	Average Project Revenue
25	$10.6K
Average Project Time	**Average Total Project Costs**
3 months	$6.9K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY 914 WINDEMERE CIRCLE, MARYVILLE, TN 37803 Rate Projected Term Loan to ARV Loan Amount Investors 13% 6 months 13.9% $35,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $35,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Res Development Company Richard Strysniewicz - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $251,000 $91,000 Total Project Costs © $160,000 GROUNDFLOOR $35,000 $125,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $110,000 Loan To ARV 13.9% Purchase Date 07/28/2014 Loan To Total Project Cost 21% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 8 10 Quality of Valuation Report 2 4 Skin-in-the Game 10 10 Location 4 8 Borrower Experience 2 5 Borrower Commitment 0 1 VALUATION REPORTS As Complete (ARV) $251,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 914 WINDEMERE CIRCLE, MARYVILLE, TN 37803 The borrower intends to use the funds to complete a cosmetic renovation to the property to prepare it for sale. The total renovation budget is $50,000 or which the borrower is contributing $15,000. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the borrower’s average revenue, costs, and margins cannot be calculated. • The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2%for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. HAUSZWEI LLC FINANCIAL DATA Reporting date: 01/01/2016 PROJECTS / REVENUE Reporting period: 2015 DATE OF FORMATION9* 12/09/2011 Value of Properties $834.9K Total Debt $431K Completed Projects 7 Revenue $55K Unsold Inventory 0 Aged Inventory 0 Gross Margin % 71% PRINICIPAL Kevin Polite FOCUS Residential Fix and Flip and Buy and Hold GROUNDFLOOR HISTORY* HISTORICAL AVERAGES Reporting period: three years ending 2014 Loans Funded 0 Loans Repaid 0 Completed Projects Per Year 3 Average Project Revenue $110K On Time Repayment N/A Average Project Time 5 months Average Total Project Costs $75K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADEVERTISING LITERATURE MUST BE READ IN CONJUCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-12

PROJECT SUMMARY | 3195 BETTY CIRCLE, DECATUR, GA 30032

A



BORROWER

Hauszwei LLC
Kevin Polite - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
7%	6 months	13.5%	$25,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Renovation	First Lien	$25,000	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$185,000
$75,000
Total Project Costs
$110,000
GROUNDFLOOR
$25,000
$85,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$66,000	Loan To ARV	13.5%
Purchase Date	07/22/2015	Loan To Total Project Cost	22%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 9 10
Quality of Valuation Report 2 4
Skin-in-the-Game 10 10
Location 3 8
Borrower Experience 5 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)
$185,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



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Brookhaven
Tucker
Atlanta
Decatur
Redan
Lithonia
East Point
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Address: 3195 BETTY CIRCLE, DECATUR, GA 30032

Refurbish home with midcentury sensibility in fast appreciating Decatur neighborhood using our own funds and loan in accordance with architectural plans and permits

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

HAUSZWEI LLC

DATE OF FORMATION ★
12/09/2011

FINANCIAL DATA
Reporting date: 01/01/2016

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$834.9K	$431K	0	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
7	$55K	71%

PRINCIPAL

Kevin Polite

FOCUS
Residential Fix and Flip and Buy and Hold

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2014

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
3	$110K	5 months	$75K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 218 EAST HANOVER STREET, TRENTON, NJ 08608

A



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.6%	12 months	37.4%	$59,500	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
Acquisition & Renovation	First Lien	$59,500	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Kerrigan Construction, LLC

Shannon Ferguson - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$159,000
$53,500
Total Project Costs
$105,500
GROUNDFLOOR
$59,500
$46,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$46,000	Loan To ARV	37.4%
Purchase Date	TBD	Loan To Total Project Cost	56%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	7	10
Quality of Valuation Report	1	4
Skin-in-the-Game	7	10
Location	2	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$159,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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West Windsor Township
Ewing Township
Trenton
Levittown
Bordentown Township
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Address: 218 EAST HANOVER STREET, TRENTON, NJ 08608

The borrower will use the loan to fund the acquisition and renovation of the multifamily residence. The residence contains three units - all of which will be renovated.

INVEST NOW

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been seen yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the borrower will close on the acquisition at this price. However, the borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The acquisition will be subject to a clean title search, and the resolution of any title or tax issues.
- The renovation may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

KERRIGAN CONSTRUCTION, LLC

DATE OF FORMATION ★

01/01/1996

FINANCIAL DATA
Reporting date: 01/01/2016

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$5M	$960K	4	0

PROJECTS / REVENUE
Reporting period: 2015

Completed Projects	Revenue	Gross Margin %
15	$1.4M	30%

PRINCIPAL

Shannon Ferguson

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
2	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2014

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
21	$520K	6 months	$360K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 53 HARRISON LANE, DALLAS, GA 30132

B



BORROWER

Georgia House Buyers Inc
Steven Hale - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.2%	12 months	55.3%	$105,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$105,000	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$189,900
$54,900
Total Project Costs
$135,000
GROUNDFLOOR
$105,000
$30,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$5,000	Loan To ARV	55.3%
Purchase Date	05/29/2015	Loan To Total Project Cost	77%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
3
4
Skin-in-the-Game
5
10
Location
4
8
Borrower Experience
4
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$189,900

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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Emerson
Allatoona
Taylorsville
Rockmart
Braswell
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Address: 53 HARRISON LANE, DALLAS, GA 30132

The loan is for new construction of a single family 3 bed, 2.5 bath home, located on a 2.08 acre lot in the Burnt Hickory Estate Subdivision.

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The lot is serviced, and is underwritten as new construction on developed, serviced land.
- There is no existing structure on this property, or if there is, it will be demolished.
- The security interest will initially be in the value of the land, and will include any fixtures, and eventually the structure as it is completed.
- New construction is complex and subject to permitting, and there may be delays or other unexpected issues.
- We have limited experience in making loans for new construction projects.
- It may be more difficult to collect against an uncompleted new construction project.
- We have no experience in managing or completing construction projects that go into default.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GEORGIA HOUSE BUYERS INC

DATE OF FORMATION ★
06/24/2013

FINANCIAL DATA
Reporting date: 09/30/2015

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$1.9M	$1.3M	3	0

PROJECTS / REVENUE
Reporting period: 2014

Completed Projects	Revenue	Gross Margin %
5	$600K	28%

PRINCIPAL

Steven Hale

FOCUS
Renovation and New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
4	1	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2014

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
7	$125K	6 months	$30K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 70 HARRISON LANE, DALLAS, GA 30132

B



BORROWER

Georgia House Buyers Inc
Steven Hale - principal

Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.2%	12 months	55.3%	$105,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$105,000	Balloon payment - principal and interest returned on repayment / due at maturity.

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$189,900
$54,900
Total Project Costs
$135,000
GROUNDFLOOR
$105,000
$30,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$5,000	Loan To ARV	55.3%
Purchase Date	05/29/2015	Loan To Total Project Cost	77%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Maximum
Loan To ARV Score	5	10
Quality of Valuation Report	3	4
Skin-in-the-Game	5	10
Location	4	8
Borrower Experience	4	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$189,900

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Emerson
Allatoona
Taylorsville
Rockmart
Braswell
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Address: 70 HARRISON LANE, DALLAS, GA 30132

The loan is for new construction of a single family 3 bed, 2.5 bath home, located on a 1.576 acre lot in the Burnt Hickory Estate Subdivision.

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The lot is serviced, and is underwritten as new construction on developed, serviced land.
- There is no existing structure on this property, or if there is, it will be demolished.
- The security interest will initially be in the value of the land, and will include any fixtures, and eventually the structure as it is completed.
- New construction is complex and subject to permitting, and there may be delays or other unexpected issues.
- We have limited experience in making loans for new construction projects.
- It may be more difficult to collect against an uncompleted new construction project.
- We have no experience in managing or completing construction projects that go into default.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GEORGIA HOUSE BUYERS INC

DATE OF FORMATION ★

06/24/2013

FINANCIAL DATA
Reporting date: 09/30/2015

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$1.9M	$1.3M	3	0

PROJECTS / REVENUE
Reporting period: 2014

Completed Projects	Revenue	Gross Margin %
5	$600K	28%

PRINCIPAL
Steven Hale

FOCUS

Renovation and New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
4	1	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2014

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
7	$125K	6 months	$30K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 175 TIMOTHY DRIVE, DALLAS, GA 30132

B



Rate	Projected Term	Loan to ARV	Loan Amount	Investors
9.2%	12 months	55.3%	$105,000	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$105,000	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Georgia House Buyers Inc
Steven Hale - principal

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$189,900
$54,900
Total Project Costs
$135,000
GROUNDFLOOR
$105,000
$30,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$5,000	Loan To ARV	55.3%
Purchase Date	05/29/2015	Loan To Total Project Cost	77%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
5
10
Quality of Valuation Report
3
4
Skin-in-the-Game
5
10
Location
4
8
Borrower Experience
4
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)

$189,900

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



Map
Satellite
Emerson
Allatoona
Taylorsville
Braswell
Google
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Terms of Use
Report a map error

Address: 175 TIMOTHY DRIVE, DALLAS, GA 30132

The loan is for new construction of a single family 3 bed, 2.5 bath home, located on a 1.43 acre lot in the Burnt Hickory Estate Subdivision.

Click here to view the LRO

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- The lot is serviced, and is underwritten as new construction on developed, serviced land.
- There is no existing structure on this property, or if there is, it will be demolished.
- The security interest will initially be in the value of the land, and will include any fixtures, and eventually the structure as it is completed.
- New construction is complex and subject to permitting, and there may be delays or other unexpected issues.
- We have limited experience in making loans for new construction projects.
- It may be more difficult to collect against an uncompleted new construction project.
- We have no experience in managing or completing construction projects that go into default.
- Please consult the Offering Circular for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GEORGIA HOUSE BUYERS INC

DATE OF FORMATION ★

06/24/2013

FINANCIAL DATA
Reporting date: 09/30/2015

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$1.9M	$1.3M	3	0

PROJECTS / REVENUE
Reporting period: 2014

Completed Projects	Revenue	Gross Margin %
5	$600K	28%

PRINCIPAL
Steven Hale

FOCUS

Renovation and New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
4	1	100%

HISTORICAL AVERAGES
Reporting period: three years ending 2014

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
7	$125K	6 months	$30K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.
YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY I 244 TIMOTHY DRIVE, DALLAS, GA 30132 B Rate Projected Term Loan Amount Investors 9.2% 12 months Loan to ARV 55.3% $105,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Balloon payment - principal and interest New Construction First Lien $105,000 BORROWER returned on repayment / due at maturity. Georgia House Buyers Inc Click here to view the LRO Agreement Steven Hale - principal FINANCIAL OVERVIEW After Repair Value (ARV) $189,900 $54,900 Total Project Costs $135,000 GROUNDFLOOR $105,000 $30,000 0% Skin-in- First Lien Loan Cushion the-Game GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 3 4 Skin-in-the-Game 3 10 Location 4 Borrower 8 Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) Certified Independent Appraisal $189,900 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps Purchase Price $5,000 Loan To ARV 55.3% Loan To Total Purchase Date 05/29/2015 77% Project Cost PROPERTY DESCRIPTION Address: 244 TIMOTHY DRIVE, DALLAS, GA 30132 The loan is for new construction of a single family 3 bed, 2.5 bath home, located on a 1.6 acre lot in the Burnt Hickory Estate Subdivision. Click here to view the LRO PROPETY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The lot is serviced, and is underwritten as new construction on developed, serviced land. There is no existing structure on this property, or if there is, it will be demolished. The security interest will initially be in the value of the land, and will include any fixtures, and eventually the structure as it is completed. New construction is complex and subject to permitting, and there may be delays or other unexpected issues. We have limited experience in making loans for new construction projects. It may be more difficult to collect against an uncompleted new construction project. We have no experience in managing or completing construction projects that go into default. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a 'spread' on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular. BORROWER SUMMARY UNLESS NOTED WITH A *, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED.BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GEORGIA HOUSE BUYERS INC FINANCIAL DATA PROJECTS/REVENUE Reporting date: 09/30/2015 Reporting period: 2014 DATE OF FORMATION * Value of Properties Total Debt Completed Projects Revenue 06/24/2013 $1.9M $1.3M 5 $600K Unsold Inventory Aged Inventory Gross Margin % 3 0 28% GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Steven Hale PRINCIPAL Reporting period: three years ending 2014 FOCUS Completed Projects Average Project Renovation and New Construction Loans Funded Loans Repaid Per Year Revenue 4 1 7 $125K On Time Average Project Average Total Repayment Time Project Costs 100% 6 months $30K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLYALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PS-18

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Benjamin Armstrong dated September 12, 2013		1-A/A	024-10440	6.3	July 1, 2015

6.4	Offer Letter for Jesse Dyer dated September 12, 2014		1-A/A	024-10440	6.4	July 1, 2015

6.5	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.6	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.7	Option Award Agreement for Jesse Dyer		1-A/A	024-10440	6.7	July 1, 2015

6.8	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.9	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.10	Option Award Agreement for Ben Armstrong		1-A	024-10488	6.10	October 7, 2015

6.11	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.12	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.13	Stock Repurchase Agreement for Benjamin Armstrong		1-A/A	024-10440	6.10	July 1, 2015

6.14	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.15	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.16	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.17	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.18	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.19	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.20	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.21	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A	024-10496	N/A	November 19, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10496	11.1	December 8, 2015

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 6, 2016.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	January 6, 2016
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary and Director	January 6, 2016
Nick Bhargava

*	Director	January 6, 2016
Sergei Kouzmine

*	Director	January 6, 2016
Bruce Boehm

*	Director	January 6, 2016
Michael Olander Jr.

*	Director	January 6, 2016
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact